Exhibit 99.1

Rodobo International, Inc. Reports Fourth Quarter and
Full Year 2010 Results

Fourth Quarter revenues surged 172.6% year-over-year to a record $25.3 million

Fourth Quarter net income climbed 112.4% year-over-year to $3.6 million

HARBIN, China, December 21, 2010 /PRNewswire-Asia-FirstCall/ -- Rodobo International, Inc. (the "Company" or "Rodobo") (OTC Bulletin Board: RDBO.OB), a fast growing dairy company in China, reported financial results for the fourth quarter and full year ended September 30, 2010.

Fourth Quarter 2010 Highlights:

●	Revenue was $25.3 million, up 172.6% from $9.3 million in 4Q09, outperformed 4Q10 guidance range of $20 - $24 million
●	Gross profit was $9.4 million, up 87.5% from $5.0 million in 4Q09
●	Net income was $3.6 million, up 112.4% from $1.7 million in 4Q09, outperformed 4Q10 guidance range of $3.0 - $3.2 million
●	Earnings per diluted share was $0.13, up from $0.10 in 4Q09

Full Year 2010 Highlights:

●	Revenue was $69.8 million, up 101.2% from $34.7 million in 2009
●	Gross profit was $28.0 million, up 59.0% from $ 17.6 million in 2009
●	Net income was $12.4 million, up 82.5% from $6.8 million in 2009
●	Earnings per diluted share was up to $0.53 from $0.42 in 2009

First Quarter 2011 Guidance:

Management feels confident to give its guidance for the first quarter of 2011 for revenue to be in the range of $24 - $26 million and net income to be in the range of $3.2 - $3.5 million.

“Rodobo closed its fiscal year 2010 with strong fourth quarter results and it is our fourth consecutive top line growth quarter. Our strong revenue and net income growths demonstrated the strong market demand for Rodobo’s high quality, fresh and nutritious milk powder products, the effectiveness of our strategy of expanding our production capacity, and our ability in marketing execution” stated Mr. Yanbin Wang, the Chairman and Chief Executive Officer of Rodobo. “Overall, 2010 was an extraordinary and successful year for Rodobo. The acquisition of the Beixue Group is a key groundwork of our growth strategy. As we move into 2011, we will continue to consolidate our acquisition, realign our product lines and improve our capacity utilization as we continue to expand our distribution network and further penetrate into our existing market in both formulated dairy and raw milk powder products.”

Fourth Quarter 2010 Financial Results

Net sales for the fourth quarter of 2010 were $25.3 million, an increase of approximately $16.0 million or 172.6%, compared to net sales for fourth quarter of 2009. This increase was primarily derived from the contribution from the acquisition of Hulunbeier Hailaer Beixue, one of the three companies comprising the Beixue Group that were acquired by the Company on February 5, 2010. We also increased the selling price of whole milk powder products produced by Hulunbeier Hailaer Beixue after the acquisition. The revenue growth was also attributed to the sales of our “Peer” infant formula product series launched in July 2009. The “Peer” series is a high-end product line with higher selling price. During the fourth quarter, we continued our efforts to develop distribution networks and expand the market areas in the 9 provinces in which we currently sell products.

During the fourth quarter of 2010, sales generated from baby/infant formula accounted for 40.7% of total sales, sales generated from middle-aged and elderly formula accounted for 13.5% of our total sales, and sales generated from whole milk powder formula accounted for 45.8% of total sales.

Our gross profit for the fourth quarter of 2010 was $9.4 million, an increase of approximately $4.4 million or 87.5%, compared to the gross profit for the fourth quarter of 2009. The overall gross profit margin for the fourth quarter of 2010 decreased to 37.0% from 53.8% for the fourth quarter of 2009.

Our overall gross profit margin was diluted due to the acquisition of lower-margin business. The newly acquired, Hulunbeier Hailaer Beixue, has a gross margin of 7.4% for the fourth quarter of 2010. Excluding the margin dilution impact of the acquisition, gross profit margin actually improved to 64.0% for the fourth quarter 2010 from 53.8% for the fourth quarter of 2009, which was primarily driven by the high-margin new baby/infant formula “Peer”, which has a gross margin of 70.8% and accounted for approximately 52.6% of total formulated milk powder product sales (excluding sales from Hulunbeier Hailaer Beixue) in the fourth quarter of 2010.

Operating expenses for the fourth quarter of 2010 were $6.3 million, an increase of approximately $2.9 million, or 85.6%, compared to the fourth quarter of 2009. Operating expenses as a percentage of net sales decreased to 24.8% in the fourth quarter of 2010 from 36.4% in the fourth quarter of 2009. The decrease of the operating expenses as a percentage of net sales was primarily due to a decrease in operating expenses, especially fewer distribution expenses expended by Hulunbei Hailaer Beixue as its whole milk powder products are sold directly to end users’ processing plants.

Distribution expenses for the fourth quarter of 2010 were $5.8 million, an increase of approximately $2.7 million or 90.9%, compared to $3.1 million for the fourth quarter of 2009. The increase was mainly due to sales growth and market expansion. The increase was also attributed by $0.4 million amortization of customer list that we acquired in connection with the acquisitions of the Beixue Group made on February 5, 2010.

General and administrative expenses for the fourth quarter of 2010 were $0.4 million, an increase of $0.1 million from $0.3 million for the fourth quarter of 2009.

Net income for the fourth quarter of 2010 was $3.6 million, an increase of $1.9 million or 112.4%, compared to $1.7 million for the fourth quarter of 2009. Earnings per diluted share were $0.13 for the fourth quarter of 2010, compared with $0.10 per diluted share for the fourth quarter of 2009.

Full Year 2010 Financial Results

Net sales for the full year 2010 were $69.8 million, an increase of approximately $35.1 million or 101.2%, from $34.7 million in 2009. Gross profit increased was $28.0 million, an increase of 59.0% from $17.6 million in the comparable period in 2009. Gross margin was 40.1% in 2010 compared to 50.7% in the comparable period in 2009. Income from operation was $10.0 million, an increase of 56.8% from $6.4 million in the same period a year ago. Net income for 2010 was $12.4 million or $0.53 per fully diluted share, up 82.5% from $6.8 million, or $0.42 per fully diluted share, in the comparable period in 2009.

Financial Condition

As of September 30, 2010, Rodobo had $5.2 million in cash and cash equivalents, $5.5 million in current liabilities and no long-term debt. Shareholders’ equity was $61.0 million as of September 30, 2010, up from $21.3 million as of September 30, 2009. Net cash from operating activities during 2010 was $12.8 million, compared with $3.6 million in 2009.

Conference Call Information

Management will conduct a conference call at 8:00 A.M. Eastern Time, on Tuesday, December 21, 2010. To participate in the live conference call, please dial the following number five or ten minutes prior to the scheduled conference call time: (866) 393-8606. International callers should dial +1-(706) 643-9902. When prompted by the operator, mention Conference ID number 33141799. If you are unable to participate in the call at this time, a replay will be available on Tuesday, December 21, 2010 at 11:00 a.m. Eastern Time, through Tuesday, January 4, 2011. To access the replay dial (800) 642-1687 or (706) 645-9291, and enter the passcode 33141799. Additionally, a live webcast will be available at http://intercallus.stream57.com/Rodobo_122110

About Rodobo International, Inc.

Rodobo International, Inc. is a producer and distributor of powdered milk formula products in the People’s Republic of China (“PRC” or “China”). The Company’s target consumers include infants, children, the middle-aged and the elderly in China. The Company’s products for infants and children are currently sold under the brand names of “Rodobo” and “Peer”, and its products for middle-aged and elderly consumers are currently sold under the brand name of “Healif”.

Safe Harbor Statement

This press release and the statements of representatives of Rodobo International, Inc., and its consolidated subsidiaries (collectively, the "Company") related thereto contain, or may contain, among other things, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the impact of the recent acquisitions on the business and operations of the Company; the ability of the Company to achieve its commercial objectives including increased growth, revenues, earnings, and production capacity; the business strategy, plans and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are subject to significant known and unknown risks and uncertainties and are often identified by the use of forward-looking terminology such as "projects," "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company undertakes no duty to update these forward-looking statements except as required by law.

For additional information, please contact:

Xiuzhen Qiao

Rodobo International Inc

Tel:    +86-10-6216-6032

Email: qiaozhen1973@163.com

Stephen Tong
Rodobo International, Inc.
Tel:   +86-10-6216-6396
Email: tongzijian@gmail.com

RODOBO INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30	September 30
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$5,163,789	$1,640,259
Accounts receivable, net	8,085,248	2,015,044
Inventories	1,523,422	1,576,723
Prepaid expenses	114,215	24,642
Advances to suppliers	969,369	-

Total current assets	15,856,043	5,256,668

Property, plant and equipment:
Fixed assets, net of accumulated depreciation	19,575,890	738,537
Construction in progress	22,701,594	9,888,183

	42,277,484	10,626,720

Biological assets, net	3,295,508	2,499,625

Other assets:
Deposits on biological assets	-	988,818
Deposits on land	74,726	73,246
Intangible assets, net	10,440,131	4,526,117

Total other assets	10,514,857	5,588,181

Total Assets	$71,943,892	$23,971,194

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term loans	$1,218,025	$-
Accounts payable	1,457,624	1,246,818
Other payable	723,015	50,293
Accrued expenses	588,011	175,456
Due to related parties	1,491,616	1,185,062

Total current liabilities	5,478,291	2,657,629

Warrant liability	1,414,316	-

Series A preferred stock, $0.0001 par value, 30,000,000
shares authorized, 2,000,000 shares issued and outstanding as of September 30, 2010 and 2009	4,100,000	-

Stockholders' equity
Common stock, $0.0001 par value, 200,000,000 shares authorized,
28,003,726 and 16,216,717 shares issued and outstanding
as of September 30, 2010 and September 30, 2009, respectively	2,800	1,622
Additional paid in capital	30,344,724	4,355,085
Additional paid in capital - warrants	971,788	971,788
Subscription receivable	(50,000)	(50,000)
Retained earnings	27,588,952	15,189,860
Accumulated other comprehensive income	2,093,022	845,210

Total stockholders' equity	60,951,286	21,313,565

Total Liabilities and Stockholders' Equity	$71,943,892	$23,971,194

RODOBO INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Three Months Ended September 30		Years Ended September 30,
	2010	2009	2010	2009
Net sales	$25,255,868	$9,265,573	$69,797,739	$34,690,987
Cost of goods sold	15,902,672	4,276,695	41,816,236	17,089,006

Gross profit	9,353,197	4,988,878	27,981,503	17,601,981

Operating expenses:
Distribution expenses	5,829,157	3,053,985	14,697,951	9,790,602
General and administrative expenses	433,655	320,835	3,316,680	1,454,994

Total operating expenses	6,262,812	3,374,820	18,014,631	11,245,596

Operating income	3,090,385	1,614,059	9,966,872	6,356,385

Subsidy income	-	241	273,897	438,971
Gain on bargain purchase	-	-	1,677,020	-
Interest expenses	(30,818)	-	(102,257)	-
Change in fair value of warrants	403,036	-	427,795	-
Other income (expenses)	106,970	66,492	155,766	236

Income before income taxes	3,569,573	1,680,792	12,399,092	6,795,593

Provision for income taxes	-	-	-	-

Net income	$3,569,573	$1,680,792	$12,399,092	$6,795,593

Other comprehensive income:
Foreign currency translation adjustment	875,190	14,969	1,247,812	(42,274)

Comprehensive income	$4,444,763	$1,695,761	$13,646,904	$6,753,319

Earnings per share
Basic	$0.13	$0.11	$0.55	$1.01
Diluted	$0.13	$0.10	$0.53	$0.42

Weighted average shares outstanding
Basic	27,183,436	15,120,413	22,365,017	6,708,121
Diluted	28,453,824	16,466,144	23,349,810	16,026,645

RODOBO INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2010	2009

Cash flows from operating activities
Net income	$12,399,092	$6,795,593
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,904,066	430,620
Allowance for doubtful accounts	-	(66,488)
Stock-based compensation	1,330,543	281,667
Gain on bargain purchase	(1,677,020)	-
Change in fair value of warrants	(427,795)	-
Changes in assets and liabilities:
(Increase) decrease in -
Accounts receivable, advance to employees and other receivables	(1,453,985)	(470,664)
Inventories	1,886,687	(589,470)
Prepaid expenses	(39,020)	7,321
Advances to suppliers	2,406,993	-
Increase (decrease) in -
Accounts payable and other payable	(1,722,953)	(879,211)
Accrued expenses	(243,625)	(743,651)
Advance from customers	(2,604,942)	(1,154,657)

Net cash provided by operating activities	12,758,041	3,611,060

Cash flows from investing activities
Purchase of fixed assets	(202,004)	(30,360)
Cash used for construction in progress	(13,686,533)	(2,633,828)
Purchase of mature biological assets	-	(2,562,291)
Purchase of intangible assets	(588,794)	(585,295)
Cash acquired in acquisitions, net of cash paid	1,059,896	-
Collection of loan to others	1,565,211	-
Collection of loan to shareholders	1,750,343	-
Deposits on mature biological assets	-	(987,686)

Net cash used in investing activities	(10,101,881)	(6,799,459)

Cash flows from financing activities
Proceeds from issuance of common stock and warrants, net of issuance costs	2,652,386	-
Proceeds from subscription receivable	-	3,000,000
Proceeds from short-term loans	551,126	-
Repayment of short-term loans	(484,991)	-
Proceeds from related party loans	588,794	1,185,223
Repayment of related party loans	(2,529,111)	(13,225)

Net cash provided by financing activities	778,204	4,171,998

Effect of exchange rate changes on cash and cash equivalents	89,166	(2,370)

Net increase in cash and cash equivalents	3,523,530	981,229

Cash and cash equivalents, beginning of period	1,640,259	659,030

Cash and cash equivalents, end of period	$5,163,789	$1,640,259

Supplemental disclosures of cash flow information:

Interest paid	$7,016	$4,882
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Common stock issued for stock-based compensation for services	$225,876	$3,315,000
Transfer deposit on land to intangible assets	$-	$3,486,955
Common stock issued for business acquisition	$23,850,000	$-
Preferred stock issued for business acquisition	$4,100,000	$-